Fourth Quarter and Full Year 2017 Earnings Presentation Exhibit 99.2

2 Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares”), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds, as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income and distributable earnings, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix.

3 Fourth Quarter and Year Ended 2017 Highlights 1. Net inflows represents gross commitments less redemptions. 2. Includes ARCC Part I Fees of $29.0 million and $105.5 million for the three months and year ended December 31, 2017, respectively. Difference between GAAP and unconsolidated management fees represents $7.4 million and $22.4 million from Consolidated Funds that are eliminated upon consolidation for Q4-17 and FY 2017, respectively. Q4-17 and FY 2017 Other fees of $5.4 million and $22.4 million, respectively, represents primarily transaction based fees earned from Credit Group funds. 3. Total pro forma units of 216,682,844 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity- based awards. Please refer to slides 19, 20 and 34 in this presentation for further information. After-tax Economic Net Income per unit is net of the preferred unit distribution. 4. After-tax Distributable Earnings per common unit is net of the preferred unit distribution. 5. Payable on February 28, 2018 to unitholders of record as of February 26, 2018. 6. Payable on March 31, 2018 to unitholders of record as of March 15, 2018. Assets Under Management • Total Assets Under Management ("AUM") of $106.4 billion • Total Fee Paying AUM ("FPAUM") of $72.5 billion • Available Capital of $25.1 billion • AUM Not Yet Earning Fees of $14.5 billion • Raised $2.7 billion and $16.7 billion in gross new capital with net inflows of $2.1 billion and $13.9 billion(1) for the quarter and year ended December 31, 2017, respectively • Capital deployment of $4.0 billion and $16.4 billion for the quarter and year ended December 31, 2017, respectively, of which $2.9 billion and $12.6 billion was related to our drawdown funds for these periods Financial Results Distributable Earnings and Common Distributions • Q4-17 and FY 2017 GAAP net income attributable to Ares Management, L.P. of $39.6 million and $76.2 million, respectively • Q4-17 and FY 2017 GAAP basic earnings per common unit of $0.40 and $0.62 and diluted earnings per common unit of $0.39 and $0.62, respectively • Q4-17 and FY 2017 GAAP management fees of $186.4 million and $722.4 million, respectively(2) • Q4-17 and FY 2017 unconsolidated management and other fees of $199.3 million and $767.3 million, respectively(2) • Q4-17 and FY 2017 Fee Related Earnings of $58.9 million and $217.0 million, respectively, resulting in a 30% and 28% Fee Related Earnings margin, respectively • Q4-17 and FY 2017 Performance Related Earnings of $73.5 million and $250.7 million, respectively • Q4-17 and FY 2017 Realized Income of $74.8 million and $325.4 million, respectively, and Q4-17 and FY 2017 after-tax Realized Income of $0.28 per unit and $1.27 per unit, respectively(3) • Q4-17 and FY 2017 Economic Net Income of $132.4 million and $467.7 million, respectively, and Q4-17 and FY 2017 after-tax Economic Net Income of $0.54 per unit and $1.93 per unit, respectively(3) • Q4-17 and FY 2017 Distributable Earnings of $60.6 million and $271.6 million, respectively • Q4-17 and FY 2017 After-tax Distributable Earnings of $0.26 per common unit and $1.18 per common unit, respectively(4) • Declared a distribution of $0.40 per common unit for the five months ended February 28, 2018, inclusive of $0.25 per common unit for the fourth quarter and $0.15 per common unit for the first two months of the first quarter, bringing the full year distribution to $1.10 per common unit (5) • Declared Q4-17 distributions of $0.4375 per preferred unit(6)

4 Recent Developments Since Year End Election Details • Public unitholders will receive a final Schedule K-1 for the period from January 1, 2018 through February 28, 2018 • For distributions made after March 1, 2018, investors will receive income reported on a Form 1099- DIV • Ares elected to change its tax classification from a partnership to a corporation, effective March 1, 2018 Dividend Policy • For the month of March 2018, Ares declared a $0.0933 per share dividend to common shareholders to be paid on April 30, 2018 to holders of record on April 16, 2018 • Ares intends to provide a steady annual dividend for each calendar year with future changes based on the level and growth of after-tax fee related earnings • Although Ares may declare special dividends in times of heightened performance fees, Ares intends to retain performance fee earnings to fund future growth and for potential share repurchases Ares posted a presentation with additional information, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled "Presentation on Corporate Status Election." We also furnished the presentation on Form 8-K with the U.S. Securities and Exchange Commission on February 15, 2018.

5 Gross New Capital Commitments – Fourth Quarter and Full Year 2017(1) 1. Represents gross new commitments during Q4-17 and full year 2017, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. $ in millions Q4 2017 FY 2017 Full Year Commentary Credit Group U.S. CLOs $607 $3,479 Closed four and priced one new U.S. CLO in 2017 Ares Private Credit Solutions ("APCS") 1,330 3,365 New equity commitments ARCC and affiliates 257 2,041 New equity and debt commitments to ARCC, IHAM and SDLP Other U.S. Direct Lending 154 2,899 New and additional equity and debt commitments to various funds and SMAs Ares Capital Europe III ("ACE III") — 571 Additional debt commitments Other E.U. Direct Lending — 864 New equity commitments to various funds and SMAs Other Credit Funds 247 1,702 New and additional equity and debt commitments to various funds and SMAs Total Credit Group $2,595 $14,921 Private Equity Group Fifth Power and Infrastructure Strategy — $300 Additional equity commitments Private Equity Asia 33 56 Additional equity commitments Total Private Equity Group $33 $356 Real Estate Group U.S. and E.U. Equity $33 $934 $690mm of equity commitments to Ninth U.S. Value Add Fund in 2017 and additional commitments across various funds and co-investments ACRE — 509 Additional debt commitments Total Real Estate Group $33 $1,443 Total $2,661 $16,720 #679FD1 #49749B #225070 #1E3154 #75B8F4 #DBE6EF #A7D1EA #ACACAC #828282 #D2D2D2

Assets Under Management

AUM of $106.4 billion as of December 31, 2017 increased 11.8% year over year

- $16.7 billion in gross new capital commitments for 2017, including $10.0 billion in equity commitments and $6.7 billion in debt commitments
  - AUM growth was partially offset by distributions/redemptions of $8.6 billion,[1] primarily in funds past their reinvestment periods in the Credit and Private Equity Groups, and by reduction in leverage of $6.8 billion, primarily due to run-off in U.S. and E.U. CLOs and paydowns of loans in ARCC's SSLP program
  - Q4-17 net new commitments were $2.4 billion, of which approximately $0.4 billion is already earning fees and another $2.0 billion is expected to become FPAUM upon deployment or initiation of the fee accrual period

FPAUM of $72.5 billion as of December 31, 2017 increased 19.8% year over year

- Increase in FPAUM was primarily attributable to management fees turning on for ACOF V (effective March 3, 2017), new fundraising in U.S. CLOs and deployment of capital in direct lending funds in the Credit Group, largely offset by run-off in U.S. syndicated loans and other liquid credit funds



AUM ($ in billions)
$95.3
$9.8
$25.0
$60.5
$105.6
$10.5
$24.6
$70.5
$106.4
$10.2
$24.5
$71.7
Q4-16
Q3-17
Q4-17
Credit
Private Equity
Real Estate



FPAUM ($ in billions)
$60.5
$6.5
$11.3
$42.7
$72.4
$7.0
$16.8
$48.6
$72.5
$6.2
$16.9
$49.4
Q4-16
Q3-17
Q4-17
Credit
Private Equity
Real Estate

1. For FY 2017, distributions totaled approximately $5.7 billion and redemptions totaled approximately $2.9 billion.

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7 AUM, FPAUM and Management Fees by Duration As of December 31, 2017, approximately 72% of AUM, 70% of FPAUM and 81% of management fees had a duration longer than 3 years ◦ At time of fund closing, approximately 82% of AUM and 79% of FPAUM had a duration longer than 3 years ◦ In addition, approximately 91% of our Q4-17 management fees came from funds with a duration greater than 3 years at time of closing ◦ At inception, the initial duration of approximately 80% of of AUM as of December 31, 2017 was greater than 7 years Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts 14% 24% 7% 17% 7% 30% 6% 22% 6% 20% 72% 15% 70% FPAUM: $72.5 billionAUM: $106.4 billion Management Fees: $193.9 million 81% 16% 16% 10% 30% 11% 17% 18% 19% 11%22% 9% 21% 39% 17%7% 18% 10% 9%

8 Available Capital and AUM Not Yet Earning Fees Available Capital as of December 31, 2017 increased 8.2% year over year ◦ The increase was primarily driven by new and additional commitments to U.S. direct lending funds, which were partially offset by capital deployment in the Credit, Private Equity and Real Estate Groups AUM Not Yet Earning Fees as of December 31, 2017 decreased 18.2% year over year ◦ The decrease was primarily driven by FPAUM for ACOF V, which began to pay management fees in Q1 2017, partially offset by new fundraising in funds within the Credit Group Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) Q4-16 Q3-17 Q4-17 $8,330 $12,735 $12,996 $11,876 $9,908 $9,366 $3,029 $23,235 $3,114 $25,757 $2,770 $25,132 Credit Private Equity Real EstateCredit Private Equity Real Estate Q4-16 Q3-17 Q4-17 $7,522 $11,572 $11,440 $9,313 $2,304 $2,214 $917 $17,752 $920 $14,796 $863 $14,517

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $62.2 billion as of December 31, 2017 increased 22.5% year over year

- The increase was driven primarily by new and additional fundraising across U.S. direct lending funds in our Credit Group

Incentive Generating AUM of $22.7 billion as of December 31, 2017 increased 28.2% year over year

- The increase was primarily driven by additional funds exceeding their hurdle rates in 2017 and continued deployment in Credit and Private Equity funds that were exceeding hurdle rates as of December 31, 2016 and remained above hurdle rates as of December 31, 2017

Of the $40.4 billion of incentive eligible AUM that is currently invested, 56.2% is incentive generating

- Excluding the capital gains fee potential from the largely debt oriented ARCC portfolio, 80% of incentive eligible AUM that is currently invested is incentive generating

Incentive Eligible AUM



($ in millions)
$50,747
$6,577
$19,462
$24,708
$60,432
$7,121
$19,601
$33,710
$62,178
$6,816
$20,023
$35,339
Q4-16
Q3-17
Q4-17
Credit
Private Equity
Real Estate

Q4-17 Incentive Generating to Incentive Eligible AUM Reconciliation

	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$10,848**	**$8,665**	**$3,197**	**$22,710**
+ Uninvested IEAUM	10,019	9,590	2,136	21,745
+ IEAUM below hurdle	2,454	1,768	1,483	5,705
+ ARCC Part II Fees below Hurdle[1]	12,018	-	-	12,018
Incentive Eligible AUM	**$35,339**	**$20,023**	**$6,816**	**$62,178**

1. ARCC Part II Fees are paid when cumulative aggregate realized capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of December 31, 2017, cumulative aggregate realized capital gains were below the required hurdle by an amount less than 0.8% of the underlying portfolio of $11.8 billion.

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10 $9,208 $860 $696 AUM Not Yet Earning Fees Available for Future Deployment: $10.8 billion AUM Not Yet Earning Fees As of December 31, 2017, AUM Not Yet Earning Fees of $14.5 billion could generate approximately $158.2 million in potential incremental annual base management fees, of which $118 million relates to the $10.8 billion of AUM Available for Future Deployment* ◦ The $10.8 billion includes approximately $7.3 billion relating to U.S. and E.U. direct lending funds, $1.3 billion in structured credit funds and $0.9 billion in private equity funds, among other funds *No assurance can be made that such results will be achieved. Assumes the AUM not yet paying fees as of December 31, 2017 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $158.2 million includes approximately $26.6 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75 x leverage) which may not be drawn due to leverage target limitations. Excludes any potential ARCC Part I Fees. 1. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. There is no assurance such capital will be invested. $10.8 billion of AUM Not Yet Earning Fees was available for future deployment as of December 31, 2017 ($ in millions)($ in millions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (1) Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions Funds in or Expected to Be in Wind-down Credit Private Equity Real Estate AUM Not Yet Earning Fees: $14.5 billion $10,764 $1,585 $1,772 $396

Capital Deployment[1]

Total gross invested capital for the year ended December 31, 2017 of $16.4 billion compared to $10.2 billion for the year ended December 31, 2016

- Of the total amount, $12.6 billion was related to deployment in drawdown funds compared to $6.7 billion for the same period in 2016

Total gross invested capital during Q4-17 of $4.0 billion compared to $2.8 billion in Q4-16

- Of the total amount, $2.9 billion was related to deployment in our drawdown funds compared to $1.3 billion for the same period in 2016

Q4-17 Capital Deployment Breakdown: $4.0 billion

($ in millions)



$168
$718
$3,065
Credit
Private Equity
Real Estate



$1,035
$2,916
Drawdown Funds
Non-drawdown Funds[2]

FY 2017 Capital Deployment in Drawdown Funds: $12.6 billion

($ in millions)



$1,341
$418
$84
$839
$2,916
$168
$718
$2,030
Q4-16
Q4-17
Credit
Private Equity
Real Estate

Q4-17 Strategies

- U.S. Direct Lending
- E.U. Direct Lending
- Corporate Private Equity
- Structured Credit
- E.U. Real Estate Equity

($ in millions)



$6,663
$1,389
$648
$4,626
$12,639
$908
$3,415
$8,316
FY 16
FY 17

FY-17 Strategies

- U.S. Direct Lending
- E.U. Direct Lending
- Corporate Private Equity
- Structured Credit
- E.U. Real Estate Equity
- U.S. Real Estate Equity

1. Capital deployment figures exclude deployment from permanent capital vehicles.
2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

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GAAP Statements of Operations

$ in thousands, except share data	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenues				
Management fees (includes ARCC Part I Fees of $29,031, $105,467 and $30,297, $121,181 for the three and twelve months ended December 31, 2017 and 2016, respectively)	$186,429	$161,505	$722,419	$642,068
Performance fees	156,470	180,166	636,674	517,852
Administrative and other fees	13,382	16,524	56,406	39,285
Total revenues	356,281	358,195	1,415,499	1,199,205
Expenses				
Compensation and benefits	129,204	112,476	514,109	447,725
Performance fee compensation	118,678	134,107	479,722	387,846
General, administrative and other expenses	51,537	42,931	196,730	159,776
Transaction support expense	—	—	275,177	—
Consolidated Funds' expenses	11,548	10,059	39,020	21,073
Total expenses	310,967	299,573	1,504,758	1,016,420
Other income (expense)				
Net realized and unrealized gain on investments	27,091	6,902	67,034	28,251
Interest and dividend income	3,357	10,009	12,715	23,781
Interest expense	(5,643)	(4,162)	(21,219)	(17,981)
Other income, net	2,644	1,694	19,470	35,650
Net realized and unrealized gain (loss) on investments of Consolidated Funds	44,861	3,666	100,124	(2,057)
Interest and other income of Consolidated Funds	59,722	45,715	187,721	138,943
Interest expense of Consolidated Funds	(40,403)	(23,983)	(126,727)	(91,452)
Total other income	91,629	39,841	239,118	115,135
Income before taxes	136,943	98,463	149,859	297,920
Income tax expense (benefit)	5,407	3,147	(23,052)	11,019
Net income	131,536	95,316	172,911	286,901
Less: Net income attributable to non-controlling interests in Consolidated Funds	35,415	6,450	60,818	3,386
Less: Net income attributable to redeemable interests in Ares Operating Group entities	—	—	—	456
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	56,525	54,847	35,915	171,251
Net income attributable to Ares Management, L.P.	39,596	34,019	76,178	111,808
Preferred equity distributions paid	5,425	5,425	21,700	12,176
Net income attributable to Ares Management, L.P. common unitholders	$34,171	$28,594	$54,478	$99,632
Net income attributable to Ares Management, L.P. per common unit				
Basic	$0.40	$0.35	$0.62	$1.22
Diluted	$0.39	$0.34	$0.62	$1.20
Weighted-average common units				
Basic	82,233,242	80,804,833	81,838,007	80,749,671
Diluted	86,548,224	83,777,502	81,838,007	82,937,030
Distribution declared and paid per common unit	$0.41	$0.20	$1.13	$0.83

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RI, ENI and Other Measures Financial Summary

$ in thousands, except share data (unless otherwise noted)	Three Months Ended December 31,			Year Ended December 31,		
	2017	2016	% Change	2017	2016	% Change
Management fees[1]	$193,856	$165,375	17%	$744,825	$659,451	13%
Other fees	5,433	9,574	(43)%	22,431	12,351	82%
Compensation and benefits expenses[2]	(104,497)	(94,539)	11%	(413,735)	(384,715)	8%
General, administrative and other expenses[3]	(35,891)	(32,008)	12%	(136,531)	(114,737)	19%
Fee Related Earnings	**$58,901**	**$48,402**	**22%**	**$216,990**	**$172,350**	**26%**
Realized net performance fees	$12,786	$20,736	(38)%	$75,457	$94,734	(20)%
Realized net investment income	3,068	21,863	(86)%	32,993	33,244	(1)%
Realized Income	**$74,755**	**$91,001**	**(18)%**	**$325,440**	**$300,328**	**8%**
Unrealized net performance fees	$26,847	$27,503	(2)%	$88,523	$38,890	128%
Unrealized net investment income	30,765	(4,752)	(747)%	53,744	17,765	203%
Economic Net Income	**$132,367**	**$113,752**	**16%**	**$467,707**	**$356,983**	**31%**
(-) Unrealized net performance fees	$26,847	$27,503	(2)%	$88,523	$38,890	128%
(-) Unrealized net investment income (loss)	30,765	(4,752)	(747)%	53,744	17,765	203%
(-) Non-core/non-recurring other cash uses[4]	14,172	11,531	23%	53,805	36,022	49%
Distributable Earnings	**$60,583**	**$79,470**	**(24)%**	**$271,635**	**$264,306**	**3%**
(-) Preferred unit distribution	$5,425	$5,425	—%	$21,700	$12,176	78%
Distributable Earnings, net of preferred unit distribution	**$55,158**	**$74,045**	(26)%	**$249,935**	**$252,130**	(1)%
After-tax Distributable Earnings per common unit, net of preferred unit distribution	**$0.26**	**$0.31**	**(16)%**	**$1.18**	**$1.00**	**18%**
After-tax Realized Income, net of preferred unit distribution	**$60,358**	**$73,682**	(18)%	**$273,624**	**$248,686**	10%
After-tax Realized Income per common unit, net of preferred unit distribution	**$0.23**	**$0.30**	**(23)%**	**$1.08**	**$0.98**	**10%**
After-tax Economic Net Income, net of preferred unit distribution	**$116,789**	**$95,081**	**23%**	**$415,742**	**$303,560**	**37%**
After-tax Economic Net Income per unit, net of preferred unit distribution[6]	**$0.54**	**$0.44**	**23%**	**$1.93**	**$1.42**	**36%**
Net performance fees	$39,633	$48,239	(18)%	$163,980	$133,624	23%
Net investment income	33,833	17,111	98%	86,737	51,009	70%
Performance Related Earnings	**$73,466**	**$65,350**	**12%**	**$250,717**	**$184,633**	**36%**
Other Data						
Total fee revenue[7]	**$233,489**	**$213,614**	**9%**	**$908,805**	**$793,075**	**15%**
Effective management fee rate[8]	**1.05%**	**1.08%**	**(3)%**	**1.06%**	**1.09%**	**(3)%**

1. Includes ARCC Part I Fees of $29.0 million and $30.3 million for the three months ended December 31, 2017 and 2016, respectively, and $105.5 million and $121.2 million for the year ended December 31, 2017 and 2016, respectively.
2. Includes compensation and benefits expenses attributable to OMG of $28.7 million and $22.2 million for the three months ended December 31, 2017 and 2016, respectively, and $113.6 million and $99.4 million for FY-17 and FY-16, respectively.
3. Includes G&A expenses attributable to OMG of $18.4 million and $16.3 million for the three months ended December 31, 2017 and 2016, respectively, and $75.1 million and $60.9 million for the year ended December 31, 2017 and 2016, respectively, which are not allocated to an operating segment.
4. Non-core/non-recurring other items includes one-time acquisition costs, non-cash depreciation and amortization and placement fees and underwriting costs associated with selected strategies. See slide 14 in this presentation for additional details.
5. After income tax Distributable Earnings attributable to common unitholders per unit calculation uses total common units outstanding, assuming no exchange of Ares Operating Group Units.
6. Units of 216,682,844 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity based awards.
7. Total fee revenue is calculated as management fees plus net performance fees.
8. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the quarters presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
Economic Net Income. Realized Income and Fee Related Earnings:				
Income before taxes	$136,943	$98,463	$149,859	$297,920
Adjustments:				
Amortization of intangibles	3,650	5,876	17,850	26,638
Depreciation expense	3,173	2,275	12,631	8,215
Equity compensation expenses	17,614	11,880	69,711	39,065
Acquisition and merger-related expenses	1,177	152	259,899	(16,902)
Placement fees and underwriting costs	5,448	1,538	19,765	6,424
Offering costs	—	—	688	—
Other non-cash income	(1,730)	—	(1,730)	(1,728)
Expense of non-controlling interests in consolidated subsidiaries	1,332	—	1,739	—
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(35,240)	(6,432)	(62,705)	(2,649)
Economic Net Income	132,367	113,752	467,707	356,983
Unconsolidated performance fee income - unrealized	(102,448)	(110,138)	(325,915)	(228,472)
Unconsolidated performance fee compensation expense - unrealized	75,601	82,635	237,392	189,582
Unconsolidated net investment income - unrealized	(30,765)	4,752	(53,744)	(17,765)
Realized Income	74,755	91,001	325,440	300,328
Unconsolidated performance fee income - realized	(55,863)	(72,208)	(317,787)	(292,998)
Unconsolidated performance fee compensation expense - realized	43,077	51,472	242,330	198,264
Unconsolidated net investment income - realized	(3,068)	(21,863)	(32,993)	(33,244)
Fee Related Earnings	58,901	48,402	216,990	172,350
Unconsolidated performance fee – realized	55,863	72,208	317,787	292,998
Unconsolidated performance fee compensation expense – realized	(43,077)	(51,472)	(242,330)	(198,264)
Unconsolidated investment and other income realized, net	3,065	21,863	32,987	33,244
Less:				
One-time acquisition costs	(1,177)	(352)	(4,878)	(841)
Dividend equivalent	(5,569)	(1,524)	(14,997)	(5,323)
Non-cash items	43	(13)	576	870
Income tax expense	(2,286)	(5,829)	(4,857)	(16,089)
Placement fees and underwriting costs	(2,007)	(1,538)	(16,324)	(6,424)
Depreciation	(3,173)	(2,275)	(12,631)	(8,215)
Offering costs	—	—	(688)	—
Distributable Earnings	$60,583	$79,470	$271,635	$264,306

Performance Related Earnings				
Economic Net Income	$132,367	$113,752	$467,707	$356,983
Less: Fee Related Earnings	(58,901)	(48,402)	(216,990)	(172,350)
Performance Related Earnings	$73,466	$65,350	$250,717	$184,633

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to RI, ENI, FRE, PRE and DE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

ARES

14

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
Performance fee and net investment income reconciliation:				
Unconsolidated performance fee income - realized	$55,863	$72,208	$317,787	$292,998
Performance fee income - realized earned from Consolidated Funds	(3)	—	(8,089)	—
Performance fee - realized reclass[1]	(540)	(2,314)	(2,721)	(7,367)
Performance fee income - realized	**$55,320**	**$69,894**	**$306,977**	**$285,631**
Unconsolidated performance fee income - unrealized	$102,448	$110,138	$325,915	$228,472
Performance fee income - unrealized earned from Consolidated Funds	(1,330)	(1,213)	2,997	(1,139)
Performance fee - unrealized reclass[1]	32	1,347	785	4,888
Performance fee income - unrealized	**$101,150**	**$110,272**	**$329,697**	**$232,221**
Unconsolidated net investment income	$33,833	$17,111	$86,737	$51,009
Net investment income from Consolidated Funds	55,548	21,574	129,223	42,244
Performance fee - reclass[1]	508	967	1,936	2,479
Change in value of contingent consideration	—	189	20,156	17,675
Other non-cash income	1,730	—	1,730	1,728
Offering costs	—	—	(688)	—
Other income of non-controlling interests in consolidated subsidiaries	10	—	24	—
GAAP total other income	**$91,629**	**$39,841**	**$239,118**	**$115,135**

Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to unconsolidated basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other income in the Company's Consolidated Statements of Operations.

15

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Credit Group[1]

- Management and other fees increased 9% and 10% (after giving effect to ARCC Part 1 fee waiver) for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily driven by deployment in U.S. and E.U. direct lending strategies and by a 16% increase in FPAUM. The increase was partially offset by the liquidation and run-off of older vintage funds
- Performance Related Earnings decreased by 61% and 48% for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily driven by the wind down of legacy CLOs and reduced market appreciation in Credit Strategies Funds, offset slightly by strong returns in our E.U. direct lending credit funds
- Distributable Earnings decreased by 12% and 9% for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily driven by lower net realized performance fees and net realized investment income, partially offset by increases in fee related earnings

Financial Summary and Highlights[2]

$ in thousands	Q4-17	Q4-16	% Change	FY 2017	FY 2016	% Change
Management and other fees[3]	$132,283	$121,496	9%	$502,296	$454,617	10%
Fee Related Earnings	**$72,366**	**$64,507**	**12%**	**$276,966**	**$243,177**	**14%**
Net performance fees	$5,768	$13,156	(56)%	$30,781	$36,405	(15)%
Investment income	6,778	11,632	(42)%	18,242	42,895	(57)%
Interest expense	(3,605)	(1,880)	92%	(12,405)	(8,609)	44%
Net investment income	3,173	9,752	(67)%	5,837	34,286	(83)%
Performance Related Earnings	**$8,941**	**$22,908**	**(61)%**	**$36,618**	**$70,691**	**(48)%**
Realized Income	**$70,019**	**$75,582**	**(7)%**	**$293,724**	**$301,706**	**(3)%**
Economic Net Income	**$81,307**	**$87,415**	**(7)%**	**$313,584**	**$313,868**	**< 1%**
Distributable Earnings	**$64,335**	**$73,457**	**(12)%**	**$268,737**	**$294,814**	**(9)%**
AUM ($ in billions)	$71.7	$60.5	19%			
FPAUM ($ in billions)	$49.4	$42.7	16%			

12%

Q4-17 increase in Fee Related Earnings

16%

FY 2017 increase in FPAUM

E.U. Direct Lending: 15.4%[4]
High Yield: 8.2%[5]
Syndicated Loans: 4.9%[5]

FY 2017 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~235 investment professionals, over 1,450 portfolio companies and 139 active funds as of December 31, 2017.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slides 25-26 for complete financial results.
3. Includes ARCC Part I Fees of $29.0 million and $30.3 million for Q4-17 and Q4-16, respectively, and $105.5 million and $121.2 million for FY 2017 and FY 2016, respectively. The 2017 amounts are net of the $10 million quarterly ARCC–ACAS transaction fee waiver.
4. The net return for E.U. direct lending is 2.4% for Q4-17 and 11.3% for FY-17. Gross and net returns for E.U. direct lending are represented by a composite made up of the ACE II and ACE III Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds are 3.0% and 2.2% for Q4-17 and 14.4% and 10.6% for FY-17, respectively. Returns in the chart are shown for the Euro-denominated composite as it is the larger of the two composites. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses.
5. Net performance returns: 4.4% for U.S. syndicated loan funds and 7.6% for U.S. high yield funds. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite. Performance for high yield is represented by the U.S. High Yield Composite.

16

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Private Equity Group[1]

- Management and other fees increased 38% and 34% for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily attributable to ACOF V, which began paying management fees in March 2017. This increase was partially offset by the reduction in management fees attributable to the step down in fee rate and fee basis for ACOF IV in connection with the launch of ACOF V
- Performance Related Earnings for the three months ended December 31, 2017 increased by 7% from the same period ended December 31, 2016 due to an increase in net investment income, primarily driven by an increase in gross return in the corporate private equity portfolio.[3] For the twelve months ended December 31, 2017, Performance Related Earnings increased by 38%, primarily driven by significant market appreciation in ACOF III's portfolio
- Distributable Earnings increased by 5% and 30% for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016. The increase in Distributable Earnings was primarily driven by increases in fee related earnings and realized performance fees. Realizations included the partial monetization of private and public holdings across ACOF III and IV portfolios

Financial Summary and Highlights[2]

$ in thousands	Q4-17	Q4-16	% Change	FY 2017	FY 2016	% Change
Management and other fees	$51,307	$37,251	38%	$199,993	$149,334	34%
Fee Related Earnings	**$29,237**	**$18,341**	**59%**	**$113,863**	**$73,379**	**55%**
Net performance fees	$25,185	$29,076	(13)%	$96,729	$84,421	15%
Investment income	18,978	12,596	51%	65,285	34,739	88%
Interest expense	(1,079)	(1,388)	(22)%	(5,218)	(5,589)	(7)%
Net investment income	17,899	11,208	60%	60,067	29,150	106%
Performance Related Earnings	**$43,084**	**$40,284**	**7%**	**$156,796**	**$113,571**	**38%**
Realized Income	**$43,701**	**$40,922**	**7%**	**$192,814**	**$149,544**	**29%**
Economic Net Income	**$72,321**	**$58,625**	**23%**	**$270,659**	**$186,950**	**45%**
Distributable Earnings	**$42,037**	**$39,978**	**5%**	**$187,733**	**$144,140**	**30%**
AUM ($ in billions)	$24.5	$25.0	(2)%			
FPAUM ($ in billions)	$16.9	$11.3	50%			

55%

FY 2017 increase in Fee Related Earnings

30%

FY 2017 growth in Distributable Earnings

26.5%

FY 2017 gross return in Corporate Private Equity portfolio[3]

Note: Past performance is not indicative of future results. The Private Equity Group had ~95 investment professionals, 33 portfolio companies, 63 U.S. Power and Energy Assets and 21 active funds as of December 31, 2017.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slides 25-26 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for corporate private equity portfolio was 4.7% for Q4-17 and 18.3% for the last twelve months..We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

ARES

17

Real Estate Group[1]

- Management and other fees declined 3% and 4% for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily driven by run-off and liquidations in vintage funds in the U.S. equity strategy, partially offset by new fundraising for E.U. and U.S. equity strategies
- Performance Related Earnings increased by $9.0 million and $25.7 million for the three month and twelve month periods ended December 31, 2017, respectively, compared to the same periods ended December 31, 2016, primarily driven by continued strong appreciation in EF IV and US VIII as well as other equity strategies in the U.S. and Europe
- Distributable Earnings increased by 39% for the three months ended December 31, 2017, compared to the three months ended December 31, 2016, primarily driven by increases in fee related earnings and net realized investment income, partially offset by a decrease in net realized performance fees. Distributable Earnings decreased by 11% for the twelve months ended December 31, 2017, compared to the twelve months ended December 31, 2016, primarily driven by a decline in fee related earnings and net realized performance fees, partially offset by an increase in net realized investment income

Financial Summary and Highlights[2]

$ in thousands	Q4-17	Q4-16	% Change	FY 2017	FY 2016	% Change
Management and other fees	$15,699	$16,202	(3)%	$64,967	$67,851	(4)%
Fee Related Earnings	**$4,389**	**$4,076**	**8%**	**$14,862**	**$16,157**	**(8)%**
Net performance fees	$8,680	$6,007	44%	$36,470	$12,798	185%
Investment income (loss)	4,510	(1,987)	NM	10,655	8,010	33%
Interest expense	(393)	(268)	47%	(1,650)	(1,056)	56%
Net investment income	4,117	(2,255)	(283)%	9,005	6,954	29%
Performance Related Earnings	**$12,797**	**$3,752**	**241%**	**$45,475**	**$19,752**	**130%**
Realized Income	**$7,907**	**$7,965**	**(1)%**	**$24,527**	**$26,611**	**(8)%**
Economic Net Income	**$17,186**	**$7,828**	**120%**	**$60,337**	**$35,909**	**68%**
Distributable Earnings	**$6,593**	**$4,727**	**39%**	**$19,189**	**$21,594**	**(11)%**
AUM ($ in billions)	$10.2	$9.8	4%			
FPAUM ($ in billions)	$6.2	$6.5	(5)%			

68%

FY 2017 increase in Economic Net income

130%

FY 2017 growth in Performance Related Earnings

U.S. Equity: 19.2%

E.U. Equity: 24.1%

FY 2017 Gross Returns[3]

Note: Past performance is not indicative of future results. The Real Estate Group had ~70 investment professionals, over 170 properties and 42 active funds as of December 31, 2017.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slides 25-26 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees or carried interest, or fund expenses, if applicable. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. The funds shown represent the significant funds with at least 2 years from initial investment. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 2.9% and 4.7% for Q4-17 and 13.5% and 17.9% for FY-17, respectively. The gross and net returns for the Euro denominated feeder fund were 5.5% and 4.6% for Q4-17 and 22.9% and 18.0% for FY-17, respectively.

18

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Realized Income per Unit Data

	Three Months Ended December 31,		Year Ended December 31,	
$ in thousands, except shara data	2017	2016	2017	2016
Realized Income per unit				
Realized Income before taxes	$74,755	$91,001	$325,440	$300,328
(-) Entity level foreign, state and local taxes	(2,290)	(5,830)	(4,862)	(16,092)
Realized Income after entity level foreign, state and local taxes	**$72,465**	**$85,171**	**$320,578**	**$284,236**
Realized Income per unit[1]	**$0.33**	**$0.40**	**$1.48**	**$1.33**
After-tax Realized Income, net of preferred unit distribution				
Realized Income after entity level, foreign, state and local taxes	$72,465	$85,171	$320,578	$284,236
(-) Preferred unit distribution[2]	(5,425)	(5,425)	(21,700)	(12,176)
Realized Income, net of preferred unit distribution	67,040	79,746	298,878	272,060
(-) Income tax provision[3]	(6,682)	(6,064)	(25,254)	(23,374)
After-tax Realized Income, net of preferred unit distribution	**$60,358**	**$73,682**	**$273,624**	**$248,686**
After-tax Realized Income per unit[1]	**$0.28**	**$0.34**	**$1.27**	**$1.15**
After-tax Realized Income per common unit				
Realized Income after entity level, foreign, state and local taxes	$67,040	$79,746	$298,878	$272,060
x Common unit ownership %	38.72%	38.04%	38.61%	37.96%
Realized Income attributable to common unitholders	**$25,959**	**$30,335**	**$115,421**	**$103,244**
(-) Income tax provision[3]	(6,682)	(6,064)	(25,254)	(23,374)
After-tax Realized Income attributable to common unitholders	**$19,277**	**$24,271**	**$90,167**	**$79,870**
After-tax Realized Income per common unit	**$0.23**	**$0.30**	**$1.08**	**$0.98**

1. Pro forma units of 216,682,844 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as of December 31, 2017.
3. The provision for income taxes on RI was calculated by multiplying (1) Ares Management, L.P.'s share of RI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries' effective corporate tax rate.

19

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Economic Net Income per Unit Data

$ in thousands, except shara data	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Economic Net Income per unit				
Economic Net Income before taxes	$132,367	$113,752	$467,707	$356,983
(-) Entity level foreign, state and local taxes	(2,290)	(5,830)	(4,862)	(16,092)
Economic Net Income after entity level foreign, state and local taxes	**$130,077**	**$107,922**	**$462,845**	**$340,891**
Economic Net Income per unit[1]	**$0.60**	**$0.50**	**$2.14**	**$1.59**
After-tax Economic Net Income, net of preferred unit distribution				
Economic Net Income after entity level, foreign, state and local taxes	$130,077	$107,922	$462,845	$340,891
(-) Preferred unit distribution[2]	(5,425)	(5,425)	(21,700)	(12,176)
Economic Net Income, net of preferred unit distribution	124,652	102,497	441,145	328,715
(-) Income tax provision[3]	(7,863)	(7,416)	(25,403)	(25,155)
After-tax Economic Net Income, net of preferred unit distribution	**$116,789**	**$95,081**	**$415,742**	**$303,560**
After-tax Economic Net Income per unit[1]	**$0.54**	**$0.44**	**$1.93**	**$1.42**
After-tax Economic Net Income per common unit				
Economic Net Income after entity level, foreign, state and local taxes	$124,652	$102,497	$441,145	$328,715
x Common unit ownership %	38.72%	38.04%	38.61%	37.96%
Economic Net Income attributable to common unitholders	**$48,268**	**$38,990**	**$170,326**	**$124,783**
(-) Income tax provision[3]	(7,863)	(7,416)	(25,403)	(25,155)
After-tax Economic Net Income attributable to common unitholders	**$40,405**	**$31,574**	**$144,923**	**$99,628**
After-tax Economic Net Income per common unit	**$0.48**	**$0.39**	**$1.74**	**$1.22**

1. Pro forma units of 216,682,844 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as of December 31, 2017.
3. The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.'s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries' effective corporate tax rate.

20

ARES

Distributable Earnings per Unit Data

$ in thousands, except share data	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Distributable Earnings per Ares Operating Group Unit[1] outstanding				
Distributable Earnings	$60,583	$79,470	$271,635	$264,306
(-) Preferred unit distribution[2]	(5,425)	(5,425)	(21,700)	(12,176)
Distributable Earnings, net of preferred unit distribution	$55,158	$74,045	$249,935	$252,130
x Ares Operating Group Units[1] ownership %	61.25%	61.74%	61.33%	61.91%
Distributable Earnings attributable to Ares Operating Group Units[1]	**$33,784**	**$45,718**	**$153,282**	**$156,098**
Distributable Earnings per Ares Operating Group Unit outstanding[1]	**$0.26**	**$0.35**	**$1.18**	**$1.18**
Distributable Earnings per common unit outstanding				
Distributable Earnings, net of preferred unit distribution	$55,158	$74,045	$249,935	$252,130
x Common unitholder ownership %	38.75%	38.26%	38.67%	38.09%
Distributable Earnings attributable to common unitholders	**$21,374**	**$28,330**	**$96,653**	**$96,035**
(-) Current provision for income taxes[3]	—	(3,664)	—	(14,934)
After-tax Distributable Earnings attributable to common unitholders	**$21,374**	**$24,666**	**$96,653**	**$81,101**
Distributable Earnings per common unit, net of preferred unit distribution	**$0.26**	**$0.31**	**$1.18**	**$1.00**
Actual Distribution per common unit	**$0.25**	**$0.28**	**$1.10**	**$0.91**

1. Exchangeable into common units.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as of December 31, 2017..
3. The current provision for income taxes of Ares Management, L.P. on Distributable Earnings (DE) represents the current provision for income taxes on pre-tax net income or loss (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary).

21

ARES

22 Substantial balance sheet value related to investments in Ares managed vehicles and net performance fees receivable ▪ $118.9 million in cash and cash equivalents, $616.2 million in debt obligations with $210.0 million drawn against the $1.065 billion revolving credit facility as of December 31, 2017 ◦ As of December 31, 2017, investments reported on a GAAP basis were $647.3 million. On an unconsolidated basis, investments were $823.0 million(1) ◦ As of December 31, 2017, gross performance fees receivable reported on a GAAP basis were $1,099.8 million. On an unconsolidated basis, performance fees receivable were $1,105.2 million(2) ◦ As of December 31, 2017, net performance fees receivable reported on a GAAP basis were $253.2 million. On an unconsolidated basis, performance fees receivable were $258.6 million(2) ◦ As of December 31, 2017, net performance fees receivable reported on a GAAP basis increased 57.2% compared to the fourth quarter of 2016. On an unconsolidated basis, net performance fees receivable increased 52.6% compared to the fourth quarter of 2016. 28% 54% 18%25% 56% 19% Balance Sheet 1. As of December 31, 2017, was invested in non-Ares managed vehicles. Difference between GAAP and unconsolidated investments represents investments of $175.6 million in Consolidated Funds that are eliminated upon consolidation. 2. Difference between GAAP and unconsolidated gross and net performance fees receivable of $5.3 million represents fees earned from Consolidated Funds that are eliminated upon consolidation. FY 2017: $258.6 million Net Performance Fees Receivable by Group – Unconsolidated Net Performance Fees Receivable by Group – GAAP FY 2017: $253.2 million Credit Private Equity Real Estate Credit Private Equity Real Estate

23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Former Partner of Ares Michael Lynton Former Chief Executive Officer of Sony Entertainment Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Partner, Chief Marketing and Strategy Officer Kipp deVeer Partner David Kaplan Co-Founder and Partner Michael McFerran Partner, Chief Financial Officer and Chief Operating Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 RBC Capital Markets Kenneth Lee (212) 905-5995 SunTrust Robinson Humphrey Douglas Mewhirter (404) 926-5745 Wells Fargo Securities Christopher Harris (212) 214-5009 Corporate Counsel Proskauer Rose LLP Los Angeles, CA Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Securities Listing NYSE: ARES NYSE: ARES PR A Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com

Appendix

Financial Details – Segments

Three Months Ended December 31, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total [1]
Management fees (Credit Group includes ARCC Part I Fees of $29,031)	$127,287	$50,939	$15,630	$—	$193,856
Other fees	4,996	368	69	—	5,433
Compensation and benefits	(49,375)	(17,707)	(8,738)	(28,677)	(104,497)
General, administrative and other expenses	(10,542)	(4,363)	(2,572)	(18,414)	(35,891)
Fee Related Earnings	**$72,366**	**$29,237**	**$4,389**	**($47,091)**	**$58,901**
Performance fees - realized	$1,130	$49,008	$5,725	$—	$55,863
Performance fees - unrealized	13,134	73,397	15,917	—	102,448
Performance fee compensation - realized	(569)	(39,203)	(3,305)	—	(43,077)
Performance fee compensation - unrealized	(7,927)	(58,017)	(9,657)	—	(75,601)
Net performance fees	**$5,768**	**$25,185**	**$8,680**	**$—**	**$39,633**
Investment income - realized	($1,947)	$5,061	$1,381	$663	$5,158
Investment income (loss) - unrealized	5,464	13,275	2,703	8,405	29,847
Interest and other investment income	3,261	642	426	142	4,471
Interest expense	(3,605)	(1,079)	(393)	(566)	(5,643)
Net investment income	**$3,173**	**$17,899**	**$4,117**	**$8,644**	**$33,833**
Performance Related Earnings	$8,941	$43,084	$12,797	$8,644	$73,466
Realized Income	$70,019	$43,701	$7,907	($46,872)	$74,755
Economic Net Income	$81,307	$72,321	$17,186	($38,447)	$132,367
Distributable Earnings	$64,335	$42,037	$6,593	($52,382)	$60,583

Three Months Ended December 31, 2016

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total [1]
Management fees (Credit Group includes ARCC Part I Fees of $30,297)	$112,482	$36,690	$16,203	$—	$165,375
Other fees	9,014	561	(1)	—	9,574
Compensation and benefits	(47,833)	(14,720)	(9,764)	(22,222)	(94,539)
General, administrative and other expenses	(9,156)	(4,190)	(2,362)	(16,300)	(32,008)
Fee Related Earnings	**$64,507**	**$18,341**	**$4,076**	**($38,522)**	**$48,402**
Performance fees - realized	$6,811	$59,138	$6,259	$—	$72,208
Performance fees - unrealized	24,395	78,439	7,304	—	110,138
Performance fee compensation - realized	(1,794)	(47,311)	(2,367)	—	(51,472)
Performance fee compensation - unrealized	(16,256)	(61,190)	(5,189)	—	(82,635)
Net performance fees	**$13,156**	**$29,076**	**$6,007**	**$—**	**$48,239**
Investment income - realized	$4,538	$4,132	$519	$5,487	$14,676
Investment income (loss) - unrealized	2,592	417	(2,525)	(6,657)	(6,173)
Interest and other investment income	4,502	8,047	19	202	12,770
Interest expense	(1,880)	(1,388)	(268)	(626)	(4,162)
Net investment income (loss)	**$9,752**	**$11,208**	**($2,255)**	**($1,594)**	**$17,111**
Performance Related Earnings	$22,908	$40,284	$3,752	($1,594)	$65,350
Realized Income	$75,582	$40,922	$7,965	($33,468)	$91,001
Economic Net Income	$87,415	$58,625	$7,828	($40,116)	$113,752
Distributable Earnings	$73,457	$39,978	$4,727	($38,692)	$79,470

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – unconsolidated Reporting Basis" on slides 14-15.

25

Financial Details – Segments

Year Ended December 31, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $105,467)	$481,466	$198,498	$64,861	$—	$744,825
Other fees	20,830	1,495	106	—	22,431
Compensation and benefits	(192,022)	(68,569)	(39,586)	(113,558)	(413,735)
General, administrative and other expenses	(33,308)	(17,561)	(10,519)	(75,143)	(136,531)
Fee Related Earnings	**$276,966**	**$113,863**	**$14,862**	**($188,701)**	**$216,990**
Performance fees - realized	$21,087	$287,092	$9,608	$—	$317,787
Performance fees - unrealized	54,196	191,559	80,160	—	325,915
Performance fee compensation - realized	(9,218)	(228,774)	(4,338)	—	(242,330)
Performance fee compensation - unrealized	(35,284)	(153,148)	(48,960)	—	(237,392)
Net performance fees	**$30,781**	**$96,729**	**$36,470**	**—**	**$163,980**
Investment income - realized	$7,102	$22,625	$5,534	$3,880	$39,141
Investment income - unrealized	5,480	38,754	2,626	8,627	55,487
Interest and other investment income	5,660	3,906	2,495	1,267	13,328
Interest expense	(12,405)	(5,218)	(1,650)	(1,946)	(21,219)
Net investment income (loss)	**$5,837**	**$60,067**	**$9,005**	**$11,828**	**$86,737**
Performance Related Earnings	**$36,618**	**$156,796**	**$45,475**	**$11,828**	**$250,717**
Realized Income	**$293,724**	**$192,814**	**$24,527**	**($185,625)**	**$325,440**
Economic Net Income	**$313,584**	**$270,659**	**$60,337**	**($176,873)**	**$467,707**
Distributable Earnings	**$268,737**	**$187,733**	**$19,189**	**($204,024)**	**$271,635**

Year Ended December 31, 2016

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $121,181)	$444,664	$147,790	$66,997	$—	$659,451
Other fees	9,953	1,544	854	—	12,351
Compensation and benefits	(182,901)	(61,276)	(41,091)	(99,447)	(384,715)
General, administrative and other expenses	(28,539)	(14,679)	(10,603)	(60,916)	(114,737)
Fee Related Earnings	**$243,177**	**$73,379**	**$16,157**	**($160,363)**	**$172,350**
Performance fees - realized	$51,435	$230,162	$11,401	$—	$292,998
Performance fees - unrealized	22,851	188,287	17,334	—	228,472
Performance fee compensation - realized	(11,772)	(184,072)	(2,420)	—	(198,264)
Performance fee compensation - unrealized	(26,109)	(149,956)	(13,517)	—	(189,582)
Net performance fees	**$36,405**	**$84,421**	**$12,798**	**$—**	**$133,624**
Investment income (loss) - realized	$4,928	$18,773	$931	($14,606)	$10,026
Investment income (loss) - unrealized	11,848	(613)	5,418	(2,197)	14,456
Interest and other investment income	26,119	16,579	1,661	149	44,508
Interest expense	(8,609)	(5,589)	(1,056)	(2,727)	(17,981)
Net investment income (loss)	**$34,286**	**$29,150**	**$6,954**	**($19,381)**	**$51,009**
Performance Related Earnings	**$70,691**	**$113,571**	**$19,752**	**($19,381)**	**$184,633**
Realized Income	**$301,706**	**$149,544**	**$26,611**	**($177,533)**	**$300,328**
Economic Net Income	**$313,868**	**$186,950**	**$35,909**	**($179,744)**	**$356,983**
Distributable Earnings	**$294,814**	**$144,140**	**$21,594**	**($196,242)**	**$264,306**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – unconsolidated Reporting Basis" on slides 14-15.

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AUM and FPAUM Rollforward

Q4-17 Total AUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q3-17 Ending Balance	**$70,477**	**$24,575**	**$10,593**	**$105,645**
Acquisitions	—	—	—	—
Commitments	2,341	33	33	2,407
Capital reductions	(1,098)	(1)	(45)	(1,144)
Distributions/redemptions	(786)	(337)	(536)	(1,659)
Changes in fund value	798	260	184	1,242
Q4-17 Ending Balance	**$71,732**	**$24,530**	**$10,229**	**$106,491**
QoQ change	**$1,255**	**($45)**	**($364)**	**$846**

LTM Total AUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q4-16 Ending Balance	**$60,466**	**$25,041**	**$9,752**	**$95,259**
Acquisitions	3,605	—	—	3,605
Commitments	14,659	356	1,309	16,324
Capital reductions	(6,728)	(5)	(97)	(6,830)
Distributions/redemptions	(4,124)	(3,009)	(1,502)	(8,635)
Changes in fund value	3,854	2,147	767	6,768
Q4-17 Ending Balance	**$71,732**	**$24,530**	**$10,229**	**$106,491**
YoY change	**$11,266**	**($511)**	**$477**	**$11,232**

Q4-17 Total FPAUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q3-17 Ending Balance	**$48,622**	**$16,784**	**$6,992**	**$72,398**
Acquisitions	—	—	—	—
Commitments	841	33	30	904
Subscriptions/deployment/increase in leverage	1,584	199	123	1,906
Distributions/redemptions/decrease in leverage	(1,876)	(187)	(354)	(2,417)
Changes in fund value	283	29	55	367
Change in fee basis	(4)	—	(657)	(661)
Q4-17 Ending Balance	**$49,450**	**$16,858**	**$6,189**	**$72,497**
QoQ change	**$828**	**$74**	**($803)**	**$99**

LTM Total FPAUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q4-16 Ending Balance	**$42,709**	**$11,314**	**$6,540**	**$60,563**
Acquisitions	2,789	—	—	2,789
Commitments	5,060	7,955	665	13,680
Subscriptions/deployment/increase in leverage	5,094	1,122	582	6,798
Distributions/redemptions/decrease in leverage	(8,733)	(1,606)	(841)	(11,180)
Changes in fund value	2,322	(375)	183	2,130
Change in fee basis	209	(1,552)	(940)	(2,283)
Q4-17 Ending Balance	**$49,450**	**$16,858**	**$6,189**	**$72,497**
YoY change	**$6,741**	**$5,544**	**($351)**	**$11,934**

Credit

- AUM increased by 1.8% from Q3-17 driven by additional equity commitments to APCS and a new U.S. CLO and an increase in fund value across various strategies, partially offset by distributions and capital reductions
- FPAUM increased by 1.7% from Q3-17, primarily driven by new capital commitments in liquid strategies and deployment in Direct Lending funds paid on invested capital, partially offset by run-off in U.S. syndicated loans and other liquid credit funds

Private Equity

- AUM remained relatively flat from Q3-17 driven by strong appreciation in various corporate private equity funds, largely offset by distributions, primarily in our corporate private equity funds
- FPAUM increased by 0.4% from Q3-17 driven by new commitments and deployment in various private equity funds, largely offset by distributions

Real Estate

- AUM decreased 3.4% from Q3-17, primarily driven by distributions in our U.S. and E.U. equity strategies, slightly offset by an increase in fund value
- FPAUM decreased by 11.5% from Q3-17, primarily driven by run-offs in funds past their investment periods in our U.S. and E.U. equity strategies

27

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28 AUM and FPAUM by Strategy(1) 1. As of December 31, 2017. 2. AUM includes ARCC, IHAM and SDLP AUM of $14.5 billion, $3.8 billion and $1.9 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 21 funds and serves as the sub-manager or sub-adviser for two other funds as of December 31, 2017. Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $16.5 23% $15.3 31% High Yield 4.7 6% 4.6 9% Credit Opportunities 3.3 5% 2.8 6% Structured Credit 4.8 7% 3.4 7% U.S. Direct Lending(2) 30.6 43% 16.9 34% E.U. Direct Lending 11.8 16% 6.4 13% Total Credit Group $71.7 100% $49.4 100% Private Equity Corporate Private Equity ACOF V $7.8 32% $7.6 45% ACOF IV 5.5 22% 2.9 17% ACOF III 4.5 18% 1.5 9% ACOF I-II 0.5 2% 0.0 — ACOF Asia 0.3 1% 0.1 1% U.S Power and Energy Infrastructure EIF I-IV and Co-investment Vehicles 3.5 14% 3.2 19% EIF V 0.9 4% 0.8 5% Special Situations Special Situations 1.5 7% 0.8 4% Private Equity Group $24.5 100% $16.9 100% Real Estate U.S. Equity $4.6 45% $3.1 50% E.U. Equity 2.7 26% 2.0 32% Debt 2.9 29% 1.1 18% Real Estate Group $10.2 100% $6.2 100% Total $106.4 $72.5

29 Balance Sheet Investments by Strategy Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidated Funds. *Through investments in Ares CLOs. $ in thousands December 31, 2017 December 31, 2016 Credit Syndicated Loans* $246,460 $140,667 Credit Opportunities 4,464 4,035 Structured Credit 14,067 9,004 U.S. Direct Lending 61,411 37,696 E.U. Direct Lending 48,672 44,882 Credit Group $375,074 $236,284 Private Equity ACOF I - II $4,047 $5,503 ACOF III 120,598 97,549 ACOF IV 35,984 37,308 ACOF Asia 80,738 71,769 U.S. Power & Energy Infrastructure 9,353 17,361 Special Situations 25,863 27,927 Private Equity $276,583 $257,417 Real Estate U.S. Equity $74,617 $62,208 E.U. Equity 15,914 13,077 Real Estate $90,531 $75,285 Operations Management Group Other $80,767 $53,229 Other $80,767 $53,229 Total $822,955 $622,215

Significant Fund Performance Metrics*

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of December 31, 2017									
			Returns (%)[1]						
			Fourth Quarter		Year-To-Date		Since Inception[2]		
	Year of Inception	AUM (in millions)	Gross	Net	Gross	Net	Gross	Net	Investment Strategy
Credit									
ARCC[3]	2004	$14,520	N/A	3.3%	N/A	10.8%	N/A	11.8%	U.S. Direct Lending
Sub-advised Client A[4]	2007	$723	0.6%	0.5%	8.1%	7.7%	8.0%	7.6%	High Yield
ELIS XI[4]	2013	$716	1.1%	1.0%	4.9%	4.4%	3.6%	3.1%	Syndicated Loans
Separately Managed Account Client A[4]	2015	$1,155	2.4%	2.3%	11.2%	10.7%	7.1%	6.6%	Structured Credit
Separately Managed Account Client B[4]	2016	$830	0.7%	0.6%	7.0%	6.7%	6.7%	6.3%	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of December 31, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the year ended December 31, 2017 or comprised 1% or more of the Company's total FPAUM as of December 31, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 32-33 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* We do not present fund performance metrics for significant funds with less than two years of historical information, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment and (ii) such time the fund is 50% or more invested.

30

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Significant Fund Performance Metrics*

The following table presents the performance data for our significant funds, all of which are drawdown funds:

As of December 31, 2017

Credit

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[5]	Unrealized Value[6]	Total Value	MOIC Gross[7]	MOIC Net[8]	IRR Gross[9]	IRR Net[10]	Primary Investment Strategy
ACE II[11]	2013	$1,509	$1,216	$977	$458	$796	$1,254	1.4x	1.3x	10.2%	7.5%	E.U. Direct Lending
ACE III[12]	2015	5,184	2,822	1,951	102	2,099	2,201	1.2x	1.1x	17.5%	13.1%	E.U. Direct Lending

Private Equity

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
USPF III	2007	$824	$1,350	$1,808	$1,764	$814	$2,578	1.4x	1.4x	7.8%	5.1%	U.S. Power and Energy Infrastructure
ACOF III	2008	4,548	3,510	3,867	6,181	4,220	10,401	2.7x	2.3x	31.3%	23.4%	Corporate Private Equity
USPF IV	2010	1,827	1,688	1,846	809	1,639	2,447	1.3x	1.2x	10.1%	6.5%	U.S. Power and Energy Infrastructure
ACOF IV	2012	5,479	4,700	3,836	2,492	4,313	6,806	1.8x	1.5x	23.6%	16.1%	Corporate Private Equity
EIF V(7)*	2015	882	801	313	77	371	448	1.4x	1.6x	NA	NA	U.S. Power and Energy Infrastructure
ACOF V*	2017	7,798	7,850	1,415	14	1,483	1,497	1.1x	1.0x	NA	NA	Corporate Private Equity

Real Estate

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
EF IV[7]	2014	$1,022	$1,302	$1,057	$434	$1,008	$1,442	1.4x	1.2x	20.6%	12.9%	E.U. Real Estate Equity
EPEP II[8]*	2015	698	747	298	143	226	370	1.2x	1.1x	NA	NA	E.U. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns as of December 31, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the year ended December 31, 2017 or comprised 1% or more of the Company's total FPAUM as of December 31, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 31-32 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of historical information, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment and (ii) such time the fund is 50% or more invested.

31

32 Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued performance fees, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 12.5% and 9.4%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the U.S. dollar denominated feeder fund are 17.5% and 12.8%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

33 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC for the U.S. power and energy infrastructure funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 6. The net IRR for the U.S. power and energy infrastructure funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. Including the timing on contribution and distributions to and from the corporate private equity funds, net investor IRRs since inception for ACOF III is 22.7% and for ACOF IV is 15.2%. 7. The Gross MoIC is lower than the Net MoIC due to the fund's utilization of a credit facility to fund an investment that is currently under construction and not generating cash flow. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 20.8% and 14.2%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.4x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

34 Weighted Average Unit Information 1. Represents units exchangeable for Ares Management, L.P. common units on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted stock to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the percentage of Ares Operating Group owned by Ares Management, L.P. (38.72% and 38.04% as of December 31, 2017 and 2016, respectively). Q4-17 Q4-16 GAAP Units Adjusted Common Units GAAP Units Adjusted Common Units Ares Management, L.P. weighted average common units 82,233,242 82,233,242 80,804,833 80,804,833 Ares Operating Group Units exchangeable into common units(1) 130,134,620 — 130,431,193 — Dilutive effect of unvested restricted common units(2)(3) 4,314,982 1,670,857 2,972,669 1,130,803 Total Pro Forma Units 216,682,844 83,904,099 214,208,695 81,935,636

Additional Information

Distributions

- Ares declared a distribution of $0.40 per common unit for the five months ended February 28, 2018, inclusive of $0.25 per common unit for the fourth quarter and $0.15 per common unit for the first two months of the first quarter, payable on February 28, 2018 to common unitholders of record at the close of business on February 26, 2018
- For March 2018, the first month that Ares is taxed as a corporation, Ares declared a dividend of $0.0933 per common share payable on April 30, 2018, to holders of record on April 16, 2018
- Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of March 31, 2018 to preferred unitholders of record as of the close of business on March 15, 2018

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:
- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%
- Special Situations: 15-20%

Investor Base as % of AUM[1]

Public Entity & Related: 21%
- **600+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 12%

Institutional Direct: 67%
- Pension: 43%
- SWF: 14%
- Bank/Private Bank: 12%
- Investment Manager: 5%
- Insurance: 16%
- Endowment: 2%
- Other: 8%

Total Direct Institutional Investors: ~785

No assurance can be made that such results will be achieved.

1. As of December 31, 2017, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q4-17 returns for the CSLLI and the H0A0 were 1.17% and 0.41%, respectively. FY 2017 returns for the CSLLI and the H0A0 were 4.25% and 7.48%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of January 23, 2018.
4. As of March 8, 2017 for ARCC, April 12, 2017 for ACRE, October 19, 2017 for ACSF and April 28, 2017 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.

ARES

35

36 RI, ENI and Other Measures –Financial Data(1) 1. Unconsolidated results represent the operating segments plus OMG but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $105.5 million, $121.2 million and $121.5 million for the years ended December 31, 2017, 2016 and 2015, respectively. 3. Compensation and benefits expenses include expense reimbursements of $23.9 million and $21.6 million for the year ended December 31, 2016 and 2015, respectively, that were previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $3.0 million and $4.4 million for the year ended December 31,2016 and 2015, respectively, that were previously presented as administrative and other fees. $ in thousands Year ended December 31, 2017 2016 2015 Credit Group $481,466 $444,664 $432,769 Private Equity Group 198,498 147,790 152,104 Real Estate Group 64,861 66,997 66,045 Management fees(2) $744,825 $659,451 $650,918 Other fees $22,431 $12,351 $4,599 Compensation and benefits expenses(3) (413,735) (384,715) (360,622) General, administrative and other expense(4) (136,531) (114,737) (117,903) Fee Related Earnings $216,990 $172,350 $176,992 Net performance fees - realized $75,457 $94,734 $56,757 Net performance fees - unrealized 88,523 38,890 (14,845) Net investment income (loss) - realized 32,993 33,244 24,836 Net investment income (loss) - unrealized 53,744 17,765 (27,362) Performance Related Earnings $250,717 $184,633 $39,386 Realized Income $325,440 $300,328 $258,585 Economic Net Income $467,707 $356,983 $216,378 Other Data Total Fee Revenue $908,805 $793,075 $692,830 Distributable Earnings $271,635 $264,306 $230,589 Management Fees as % of Total Fees 82% 83% 94% Fee Related Earnings as % of Economic Net Income 46% 48% 82% Fee Related Earnings as % of Distributable Earnings 80% 65% 77%

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Year ended December 31, 2017	2016	2015
Economic net income, realized income and fee related earnings:			
Income before taxes	$149,859	$297,920	$81,484
Adjustments:			
Amortization of intangibles	17,850	26,638	46,227
Depreciation expense	12,631	8,215	6,942
Equity compensation expenses	69,711	39,065	32,244
Acquisition and merger-related expenses	259,899	(16,902)	34,864
Placement fees and underwriting costs	19,765	6,424	8,825
Offering costs	688	—	—
Other non-cash (income) expense	(1,730)	(1,728)	110
Expense of non-controlling interests in consolidated subsidiaries	1,739	—	—
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(62,705)	(2,649)	5,682
Economic net income	**$467,707**	**$356,983**	**$216,378**
Unconsolidated performance fee income - unrealized	(325,915)	(228,472)	(31,647)
Unconsolidated performance fee compensation expense - unrealized	237,392	189,582	46,492
Unconsolidated net investment income (loss) - unrealized	(53,744)	(17,765)	27,362
Realized Income	**$325,440**	**$300,328**	**$258,585**
Unconsolidated performance fee income - realized	($317,787)	($292,998)	($121,948)
Unconsolidated performance fee compensation expense - realized	242,330	198,264	65,191
Unconsolidated net investment income (loss)	(32,993)	(33,244)	(24,836)
Fee related earnings	**$216,990**	**$172,350**	**$176,992**
Unconsolidated performance fee – realized	$317,787	$292,998	$121,948
Unconsolidated performance fee compensation expense – realized	(242,330)	(198,264)	(65,191)
Unconsolidated investment and other income, net	32,987	33,244	24,836
Less:			
One-time acquisition costs	(4,878)	(841)	(2,916)
Dividend equivalent	(14,997)	(5,323)	(3,337)
Non-cash items	576	870	(758)
Income tax expense	(4,857)	(16,089)	(5,208)
Placement fees and underwriting costs	(16,324)	(6,424)	(8,825)
Depreciation	(12,631)	(8,215)	(6,952)
Offering costs	(688)	—	—
Distributable earnings	**$271,635**	**$264,306**	**$230,589**
Performance related earnings			
Economic net income	$467,707	$356,983	$216,378
Less: fee related earnings	(216,990)	(172,350)	(176,992)
Performance Related Earnings	**$250,717**	**$184,633**	**$39,386**

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI, ENI, FRE, PRE and DE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group.

37

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Year ended December 31, 2017	2016	2015
Performance fee and net investment income reconciliation:			
Unconsolidated performance fee income - realized	$317,787	$292,998	$121,948
Performance fee income - realized earned from Consolidated Funds	(8,089)	—	(1,769)
Performance fee - realized reclass[2]	(2,721)	(7,367)	(6,472)
Performance fee income - realized	**$306,977**	**$285,631**	**$113,707**
Unconsolidated performance fee income - unrealized	$325,915	$228,472	$31,647
Performance fee income - unrealized earned from Consolidated Funds	2,997	(1,139)	6,187
Performance fee - unrealized reclass[2]	785	4,888	(926)
Performance fee income - unrealized	**$329,697**	**$232,221**	**$36,908**
Unconsolidated net investment income (loss)	$86,737	$51,009	($2,526)
Net investment income from Consolidated Funds	129,223	42,244	25,702
Performance fee - reclass [2]	1,936	2,479	7,398
Change in value of contingent consideration	20,156	17,675	21,064
Other non-cash income (expense)	1,730	1,728	(110)
Merger-related expenses	—	—	(15,446)
Offering costs	(688)	—	—
Other Income of non-controlling interests in consolidated subsidiaries	24	—	—
GAAP total other income	**$239,118**	**$115,135**	**$36,082**

Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

38

ARES

39 Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance fee on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. AUM Not Yet Earning Fees AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Distributable Earnings Distributable earnings (or “DE”), a non-GAAP measure, is an operating metric that assesses our performance without the effects of our consolidated funds and the impact of unrealized income and expenses, which generally fluctuate with fair value changes. Among other things, this metric also is used to assist in determining amounts potentially available for distribution. However, the declaration, payment, and determination of the amount of distributions to unitholders, if any, is at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation, realized net investment and other income, and is reduced by expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is typically presented before giving effect to unrealized performance fees, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, and equity compensation expense. DE is presented prior to the effect of income taxes attributable to Ares Holdings Inc, and to distributions made to our preferred unitholders, unless otherwise noted. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

40 Glossary (cont’d) Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. Incentive Generating Assets Under Management Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM .Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

41 Glossary (cont’d) Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Fees Performance fees refers to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Performance Related Earnings Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance fee compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. Realized Income Realized income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on tangible operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance fees and investment performance and (e) certain other items that we believe are not indicative of our tangible operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization. Senior Secured Loan Fund LLC Senior Secured Loan Fund LLC (or ‘‘SSLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with affiliates of General Electric Company. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance fees.